Exhibit 10.1

June 26, 2023

Michael McKenna

Re:          Separation Agreement

Dear Mike:

The purpose of this letter agreement (this “Agreement”) is to confirm the end of your employment with Quantum-Si Incorporated (the “Company”) as of July 31, 2023 (the “Separation Date”), and to set forth the terms of your separation from Quantum-Si Incorporated (“Company”).  Payment of the Separation Benefits described below is contingent on your agreement to and compliance with the terms of this Agreement.  This Agreement shall become effective on the 8th day following your acceptance and non-rescission of it as provided below (the “Effective Date”).

1.
Separation of Employment.  The period from the date of this Agreement through the Separation Date is referred to as the “Transition Period,” during which you will continue to be employed by the Company “at will.”  During the Transition Period, you will perform such transition duties as may be reasonably requested by the Company.  You will also continue to receive your base salary in accordance with the Company’s regular payroll practices, less all relevant taxes and other withholdings, continue to vest in any equity awards under the terms of the Company’s applicable Equity Incentive Plan (the “Plan[s]”) and any award agreements, and continue to participate in all employee benefit plans of the Company in which you are currently participating (subject to the terms and conditions of such plans, which may be modified, amended or terminated in the Company’s sole discretion).  You further acknowledge and agree that from and after the Separation Date, you shall not represent yourself as an employee or agent of Company.  As of the Separation Date, you also resign from each and every office, position or responsibility in which you then serve for Company and each of its affiliates, subsidiaries or divisions.  You acknowledge and agree that should you engage in conduct constituting Cause (as defined below) during the Transition Period, the Company may accelerate the Separation Date to a date the Company selects in its sole discretion.  For purposes of this Agreement, “Cause” means your failure to comply with any term of this Agreement, or your breach or other failure to comply with any Company policy, rule, or directive, in the Company’s sole discretion.

2.
Equity.  You were granted options (the “Options”) to purchase an aggregate of 899,843 shares of the Company’s Class A common stock pursuant to the terms of your Option Agreements (the “Option Agreements”), 747,656 restricted stock award, and 79,750 restricted share units pursuant to the terms of your Restricted Stock Unit Agreements (the “Restricted Stock Unit Agreements”), all pursuant to the terms of the Plan[s].  Subject to Section 3, as of the Separation Date you acknowledge and agree that 227,083 of the Options shall be vested and unexercised (the “Vested Options”), 747,656 restricted stock award vested and the underlying shares were distributed, and 44,862 restricted share units vested and the underlying shares were distributed.  49,843 Options had previously been exercised and the remaining 622,917 Options and 34,888 restricted share units remain unvested and are forfeited as of the Separation Date.  You acknowledge that you have no right to acquire any further stock options, restricted stock units, common stock, equity or other interest in Company under the Option Agreements, the Restricted Stock Unit Agreements and/or the Plan[s] and you shall not in the future have any right to acquire any equity or other interest in Company.

3.
Separation Benefits.  In exchange for the promises and release of claims contained herein, and provided that: (i) you execute and do not rescind your assent to this Agreement (as described in Section 8 and 9 below)); (ii) you have not been terminated for Cause before the Separation Date; and (iii) no sooner than the Separation Date but not later than seven (7) days after the Separation Date, you execute and do not revoke the Supplemental Release attached as Exhibit A (which Supplemental Release must be signed within twenty one days following the Separation Date, the Company shall provide you with the following (the “Separation Benefits”):

(a)
A lump-sum payment in the amount of $337,500 such amount representing nine (9) months of severance, less all applicable federal, state, local and other legally required or authorized deductions, payable on the Company’s first regularly scheduled payroll date following the Supplemental Release Effective Date and

(b)	The COBRA Benefit (as defined below).

You acknowledge that except for the Separation Benefits and your final wages (each of which shall be paid to you in accordance with Company’s regular payroll schedule and applicable law), you are not now and shall not in the future be entitled to any other compensation from Company including, without limitation, other wages, commissions, bonuses, vacation pay, holiday pay, equity, stock, stock options, units, carve out, paid time off or any other form of compensation or benefit.  You agree that this payment is something of value and that you are not already entitled to payment of this additional compensation.

4.
COBRA Benefits: Regardless of whether you sign the Agreement, you shall have the right to elect to continue your medical and dental benefits pursuant to the terms and conditions of COBRA.  Your eligibility for benefits under COBRA, the amount of such benefits, and the terms and conditions of such benefits, shall be determined by COBRA statutory and regulatory guidelines.  Subject to your timely election of continuation coverage under COBRA and your signing this Agreement, and provided that you execute and do not revoke the Supplemental Release attached as Exhibit A (which Supplemental Release must be signed within twenty one days following the Separation Date), the Company pay on your behalf the monthly premium payable to continue you and your eligible dependents’ participation in Company’s group health plan for the lesser of the period ending April 30, 2024 and the month in which you become eligible to participate in a subsequent employer’s group health benefits (the “COBRA Benefit”).  You will notify Company’s Human Resources Department in writing promptly following the date you accept employment with a subsequent employer.  If the reimbursement of any COBRA premiums would violate the nondiscrimination rules or cause the reimbursement of claims to be taxable under the Patient Protection and Affordable Care Act of 2010, together with the Health Care and Education Reconciliation Act of 2010 (collectively, the “Act”) or Section 105(h) of the Internal Revenue Code of 1986 (as amended) (the “Code”), Company paid premiums will be treated as taxable payments and be subject to imputed income tax treatment to the extent necessary to eliminate any discriminatory treatment or taxation under the Act or Sect on 105(h) of the Code

5.
Unemployment Benefits.  By virtue of your separation of employment, you shall be entitled to apply for unemployment benefits.  The determination of your eligibility for such benefits (and the amount of benefits to which you may be entitled) shall be made by the appropriate state agency pursuant to applicable state law.  Company agrees that it shall not contest any claim for unemployment benefits by you.  Company, of course, shall not be required to falsify any information.

6.	Return of Property, Confidentiality, Non-Disparagement, and Related Matters. You expressly acknowledge and agree to the following:

(a)
You have returned to Company all Company documents (and any copies, duplicates, or replicas thereof), and property, including, without limitation, the laptop computer that was provided to you by Company any of its subsidiaries, and their respective divisions, affiliates, parents, subsidiaries and related entities (collectively, the “Company Affiliates”) during your employment, and that you will abide by any and all common law and/or statutory obligations relating to protection and non-disclosure of the Company s and Company’s Affiliates’ trade secrets and/or confidential and proprietary documents and information.

(b)
In the event that you receive an order, subpoena, request, or demand for disclosure of Company’s trade secrets and/or confidential and proprietary documents and information from any court or governmental agency, or from a party to any litigation or administrative proceeding, you shall as soon as reasonably possible and prior to disclosure notify the Company of same, in order to provide Company with the opportunity to assert its respective interests in addressing or opposing such order, subpoena, request, or demand.

(c)	Intentionally Omitted

(d)
You previously executed a Noncompetition, Confidentiality and Intellectual Property Agreement dated June 11, 2015 (the “Confidentiality Agreement”) and you shall honor and abide by the terms and provisions of the Confidentiality Agreement, which shall survive the end of your employment with Company.

(e)
You will not make any statements that are disparaging about, or adverse to, the interests or business of Company, any Company Affiliate and their respective officers, directors, employees, and direct or indirect controlling shareholders) including, without limitation, any statements that disparage any person, product, service, finances, financial condition, capability or any other aspect of the business of Company or any Company Affiliate (including its officers, directors, employees, and direct or indirect shareholders).  “Disparaging” statements are those that, directly or indirectly, impugn the character, honesty, integrity or morality or business acumen or abilities in connection with any aspect of the operation of business of the individual or entity being disparaged.  The Company agrees that it will cause the current members of the Company’s Board of Directors to not make any statements that are disparaging about, or adverse to, the interests of, you.  Notwithstanding the foregoing, this Section does not prohibit you, the Company or the members of the Company’s Board of Directors from cooperating or testifying truthfully in any internal Company or government inquiry or in which you are required to testify pursuant to subpoena or other valid legal process.

(f)
Notwithstanding the foregoing, nothing in this Section 6 prohibits or otherwise restricts you from the following: (i) initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by a Governmental Agency, as defined below in Section 7(b)(v), including without limitation, with respect to any unfair labor practice charge; (ii) making any disclosures mandated by state or federal law, or participating in an investigation with a Governmental Agency, or providing documents or information to a Governmental Agency, if requested by the agency to do so (iii) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which you may be entitled; (iv) discussing or disclosing information about unlawful acts in or related to the workplace, including, but not limited to discrimination, harassment, sexual assault, and retaliation, wage and hour violations, conduct that is against a clear mandate of public policy, or any other conduct you have reason to believe is unlawful; (v) engaging in protected activities under Section 7 of the National Labor Relations Act (“NLRA”), including filing unfair labor practice charges, assisting Company employees in filing unfair labor practice charges, discussing the improvement of terms and conditions of employment (including regarding the terms of this Agreement) with former and current Company employees or union representatives or other third parties for the purpose of engaging in concerted activity under Section 7 of the NLRA; or (vi) making any necessary disclosures as otherwise required by law.

(g)
Your breach of any of the foregoing covenants by you shall constitute a material breach of this Agreement and shall relieve Company of any further obligations hereunder and, in addition to any other legal or equitable remedy available to Company, shall entitle Company to recover any Separation Benefits already paid to you pursuant to Section 3 of this Agreement.

7.	Your Release of Claims.

(a)
You hereby agree and acknowledge that by signing this Agreement and accepting the Separation Benefits, and for other good and valuable consideration provided for in this Agreement, you are waiving and releasing your right to assert any form of legal claim against Company, any of Company Affiliates, their respective successors, predecessors and assigns and each of their respective owners, shareholders, partners, directors, officers, employees, trustees, agents, successors and assigns (the “Company Parties”) whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the Effective Date.  Your waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against Company or any of Company Parties seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against Company or any Company Party, for any alleged action, inaction or circumstance existing or arising through the Effective Date.  Without limiting the generality of the foregoing, you specifically waive and release Company and Company Parties from any waivable Claim arising from or related to your employment relationship with Company through the Effective Date including, without limitation:

(i)
Claims under any Minnesota (or any other state) or federal discrimination, fair employment practices, or other employment related statute, regulation or executive order (as amended through the Effective Date), including but not limited to the Age Discrimination in Employment Act (the “ADEA”) and Older Workers Benefit Protection Act (the “OWBPA”) (29 U.S.C. § 621 et seq.), the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991 (42 U.S.C. § 2000e et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Genetic Information Non Discrimination Act (42 U.S.C. §2000ff et seq.), the Uniformed Services Employment and Reemployment Rights Act of 1994 (38 U.S.C. § 4301 et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Lily Ledbetter Fair Pay Act, the Americans with Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), the Rehabilitation Act of 1973, the Minnesota Human Rights Act (the “MHRA”), Minnesota Equal Pay for Equal Work Law, Minnesota family leave law, Minnesota personnel record access statute.

(ii)
Claims under any Minnesota (or any other state) or federal employment related statute, regulation or executive order (as amended through the Effective Date) relating to wages, hours or any other terms and conditions of employment, including but not limited to the Fair Labor Standards Act (29 U.S.C. § 201 et seq.), the National Labor Relations Act (29 U.S.C. § 151 et seq.), the Family and Medical Leave Act (29 U.S.C. §2601 et seq.), the Employee Retirement Income Security Act of 1974 (29 U.S.C. § 1000 et seq.), COBRA (29 U.S.C. § 1161 et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101 et seq.), and any similar Minnesota or other state or federal statute, and specifically including Claims related to salary, overtime, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay, severance pay, or retaliation.

(iii)
Claims under any Minnesota (or any other state) or federal common law theory, including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, termination in violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, promissory estoppel, fraudulent inducement, invasion of privacy, misrepresentation, deceit, fraud or negligence or any claim to attorneys’ fees under any applicable statute or common law theory of recovery.

(iv)
Claims under any Minnesota (or any other state) or federal statute, regulation, or executive order (as amended through the Effective Date) relating to whistleblower protections, violation of public policy, or any other form of retaliation or wrongful termination, including but not limited to the Sarbanes-Oxley Act of 2002 and any similar Minnesota or other federal, state or local statute.

(v)
Claims under any Company employment, compensation, bonus, benefit, stock option, incentive compensation, restricted stock, restricted stock unit, and/or equity plan, program, policy, practice or agreement, including, without limitation, the Option Agreements, the Restricted Stock Unit Agreements, the Plan and the Company’s Executive Severance Plan.

(vi)	Any other Claim arising under other local, state or federal law.

You explicitly acknowledge that you have specific rights under the ADEA, which prohibits discrimination on the basis of age, and that the releases set forth in this section are intended to release any right that you may have to file a claim against the Company alleging discrimination on the basis of age.

(b)	Notwithstanding the foregoing, this Section 7 does not:

(i)	Release Company or any Company Party from any obligation expressly set forth in this Agreement.

(ii)	Waive or release any legal claims to vested benefits under Company’s employee benefit plans, including Company’s 401(k) plan.

(iii)	Waive or release any legal claims which you may not waive or release by law, including obligations under workers’ compensation laws.

(iv)
Waive or release any legal claims to indemnification under the Indemnification Agreement dated as of June 10, 2021 (the “Indemnification Agreement”) between you and Company or under Company’s director and officers’ insurance policies in effect from time to time.

(v)
Prohibit you from (i) filing a charge with, or participating in or assisting with an investigation or proceeding conducted by, any governmental, regulatory and/or administrative entity or agency (including the Securities Exchange Commission, the Equal Employment Opportunity Commission, and/or OSHA) (each a “Governmental Agency”); (ii) filing and, including as provided for under Section 21F of the Securities Exchange Act of 1934 (and Regulation 21F thereunder), maintaining the confidentiality of, a claim with a governmental, regulatory and/or administrative entity or agency that is responsible for enforcing a law; or (iii) providing information to a governmental, regulatory and/or administrative entity or agency, or court, in response to compulsory legal process or as otherwise required by law or legal process or as permitted by Section 21F of the Securities Exchange Act of 1934 (Regulation 21F thereunder); provided, however, you waive the right to recover any personal damages or other personal relief based on any claim, cause of action, demand, lawsuit or similar that is waived pursuant to this Agreement and brought by you or on your behalf by any third party, including as a member of any class or collective action, except that you do not waive any right to receive and fully retain any monetary award from a government administered whistleblower award program for providing information to a government agency, including but not limited to damages or relief that may be available to you pursuant to such a program under the Securities Exchange Act of 1934.

(c)
You acknowledge that you may later discover facts in addition to or different from those which you now believe to be true with respect to the matters released in this Agreement.  You, however, agree that you have taken that possibility into account in reaching this Agreement, and that the release in this Agreement will remain in effect as a full and complete release for all claims existing as of the date you execute this Agreement, notwithstanding the discovery or existence of additional or different facts.  You acknowledge and agree that, but for providing this waiver and release, you would not be receiving the Separation Benefits provided to you under the terms of this Agreement.

8.
ADEA Review and Revocation Period.  It is the Company’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement.  To that end, you have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Agreement.  Consistent with the provisions of the ADEA and the OWBPA, the Company is providing you with twenty-one (21) calendar days in which to consider and accept the terms of this Agreement.  You acknowledge that any obligation of the Company to provide you with the Separation Benefits under this Agreement and any other consideration set forth in this Agreement is expressly conditioned on your execution of this Agreement without rescission.  You understand and agree that with respect to any possible claim arising under the ADEA, you:

(i)	have had the opportunity to consider this Agreement for a full twenty-one (21) calendar days before executing it (the “Review Period”);

(ii)	have carefully read and fully understand all of the provisions of this Agreement;

(iii)	are, through this Agreement, releasing the Company from any and all claims you may have against it;

(iv)	knowingly and voluntarily agree to all of the terms set forth in this Agreement;

(v)	knowingly and voluntarily intend to be legally bound by the terms of the Agreement;

(vi)	were advised and hereby are advised in writing to consider the terms of this Agreement and to consult with an attorney of your choice before executing this Agreement;

(vii)	understand that rights or claims under the ADEA that may arise due to acts or omissions that occur after the date you execute this agreement are not waived; and

(viii)
understand that you may rescind your acceptance of this Agreement within seven (7) calendar days after your acceptance of this Agreement.  Your acceptance and rescission, respectively, will be effective only upon and at the time of hand delivery, or when postmarked and sent by certified mail, return receipt requested, to Lindsay Thompson’s attention at the address of the Company set forth above.  If you revoke this Agreement, all of its provisions shall be void and unenforceable.  This Agreement shall become effective on the eighth day after you sign it, so long as you have not exercised your right to revoke it, and such date is the “Effective Date” of this Agreement.

9.
MHRA Revocation and Rescission Procedure.  You understand that you have the right to rescind your waiver of claims under the MHRA within fifteen (15) calendar days after your acceptance of this Agreement.  Your acceptance and rescission, respectively, will be effective only upon and at the time of hand delivery, or when postmarked and sent by certified mail, return receipt requested, to Lindsay Thompson’s attention at the address of the Company set forth above.  If you revoke or rescind your waiver of claims under the MHRA, you understand that all other terms of this Agreement shall remain in full force and effect.

10.
Waiver of Employment.  You hereby waive and release forever any right or rights you may have to employment with Company and any affiliate thereof at any time in the future and agree not to seek or make application for employment with Company or any affiliate thereof.

11.
Reference Requests.  To the extent Company receives any reference request for you from a prospective employer, Company shall only provide dates of employment and last position held and shall not otherwise characterize or discuss the nature of or circumstances surrounding your separation from employment from Company.

12.
Cooperation.  Following the Separation Date, the Company may request that you provide reasonable cooperation to the Company and its affiliates in connection with any action, suit, or proceeding (including without limitation deposition and trial testimony), whether or not by or in the right of the Company or its affiliates and whether civil, criminal, administrative, investigative or otherwise, pertaining to matters occurring during your employment with the Company or about which you have relevant knowledge or information.  Reasonable cooperation includes without limitation, promptly and fully responding to all reasonable inquiries from the Company and its representatives relating to any proceeding, meeting with the Company and its attorneys in advance of testifying in any proceeding and testifying truthfully on behalf of the Company or its affiliates in connection with any such proceeding.  The Company request for your reasonable cooperation shall take into consideration your personal and business commitments and the amount of notice that the Company is able to provide to you.  The Company will compensate you at the rate of $200 per hour (prorated for each partial hour) and will advance or reimburse you for the out of pocket expenses you incur in connection with your cooperation, including travel, meal and lodging expenses.  For clarity, your cooperation under this Section shall not impair your rights to seek indemnification under Section 7(b)(iv).

13.
Modification; Waiver; Severability.  No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the parties hereto.  The failure of Company to seek enforcement of any provision of this Agreement in any instance or for any period of time shall not be construed as a waiver of such provision or of Company’s right to seek enforcement of such provision in the future.  The provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full.

14.
Choice of Law and Venue; Jury Waiver.  This Agreement shall be deemed to have been made in Minnesota and shall be governed by and construed in accordance with the laws of Minnesota, without giving effect to conflict of law principles.  You agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its breach, shall be commenced in Minnesota in a court of competent jurisdiction, and you further acknowledge that venue for such actions shall lie exclusively in Minnesota.  Both parties hereby waive and renounce in advance any right to a trial by jury in connection with such legal action.

15.
Entire Agreement.  You acknowledge and agree that, other than the Confidentiality Agreement, and the Indemnification Agreement which are expressly incorporated herein by reference and stated as surviving the signing of this Agreement, and the Supplemental Release, this Agreement supersedes any and all prior or contemporaneous oral and written agreements between you and Company and sets forth the entire agreement between you and Company.

16.
Knowing and Voluntary Agreement.  By executing this Agreement, you are acknowledging that you have been afforded sufficient time to understand the terms and effects of this Agreement, that your agreements and obligations hereunder are made voluntarily, knowingly and without duress, and that neither Company nor its agents or representatives have made any representations inconsistent with the provisions of this Agreement.

This Agreement may be signed on one or more copies, each of which when signed shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.  If the foregoing correctly sets forth our understanding, please sign, date and return the enclosed copy of this Agreement to Lindsay Thompson Quantum-Si Incorporated, 29 Business Park Drive, Suite C, Branford, CT 06405.

Sincerely,

Christian LaPointe
Quantum-Si Incorporated

By: /s/ Christian LaPointe
Date: July 18, 2023

Agreed and Acknowledged:

/s/ Michael McKenna
Michael McKenna

Exhibit A
Supplemental Release

(a)
Release.  In consideration of the covenants set forth in the Separation Agreement between Quantum-Si Incorporated (“Company”) and Michael McKenna  (“Executive”) dated July 31, 2023 (the “Separation Agreement”), and more particularly the payments and benefits provided to Executive in the Separation Agreement and for other good and valuable consideration, Executive hereby is waiving and releasing Executive’s right to assert any form of legal claim against Company, any of its subsidiaries, and their respective divisions, affiliates, parents, subsidiaries and related entities (collectively, the “Company Affiliates”), their respective successors, predecessors and assigns and each of their respective owners, shareholders, partners, directors, officers, employees, trustees, agents, successors and assigns (the “Company Parties”) whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the date Executive signs this Supplemental Release. Executive understands and agrees that Executive’s waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against Company or any of Company Parties seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against Company or any Company Party, for any alleged action, inaction or circumstance existing or arising through the date Executive signs this Supplemental Release.  Without limiting the generality of the foregoing, Executive specifically waives and releases Company and Company Parties from any waivable Claim arising from or related to Executive’s employment relationship with Company through the date Executive signs this Supplemental Release including, without limitation:

(i)
Claims under any Minnesota (or any other state) or federal discrimination, fair employment practices, or other employment related statute, regulation or executive order (as amended through the date Executive signs this Supplemental Release), including but not limited to the Age Discrimination in Employment Act (the “ADEA”) and Older Workers Benefit Protection Act (the “OWBPA”) (29 U.S.C. § 621 et seq.), the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991 (42 U.S.C. § 2000e et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Genetic Information Non Discrimination Act (42 U.S.C. §2000ff et seq.), the Uniformed Services Employment and Reemployment Rights Act of 1994 (38 U.S.C. § 4301 et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Lily Ledbetter Fair Pay Act, the Americans with Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), the Rehabilitation Act of 1973, the Minnesota Human Rights Act (the “MHRA”), Minnesota Equal Pay for Equal Work Law, Minnesota family leave law, Minnesota personnel record access statute.

(ii)
Claims under any Minnesota (or any other state) or federal employment related statute, regulation or executive order (as amended through the date Executive signs this Supplemental Release) relating to wages, hours or any other terms and conditions of employment, including but not limited to the Fair Labor Standards Act (29 U.S.C. § 201 et seq.), the National Labor Relations Act (29 U.S.C. § 151 et seq.), the Family and Medical Leave Act (29 U.S.C. §2601 et seq.), the Employee Retirement Income Security Act of 1974 (29 U.S.C. § 1000 et seq.), COBRA (29 U.S.C. § 1161 et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101 et seq.), and any similar Minnesota or other state or federal statute, and specifically including Claims related to salary, overtime, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay, severance pay, or retaliation.

(iii)
Claims under any Minnesota (or any other state) or federal common law theory, including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, termination in violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, promissory estoppel, fraudulent inducement, invasion of privacy, misrepresentation, deceit, fraud or negligence or any claim to attorneys’ fees under any applicable statute or common law theory of recovery.

(iv)
Claims under any Minnesota (or any other state) or federal statute, regulation, or executive order (as amended through the date Executive signs this Supplemental Release) relating to whistleblower protections, violation of public policy, or any other form of retaliation or wrongful termination, including but not limited to the Sarbanes-Oxley Act of 2002, and any similar Minnesota or other federal, state or local statute.

(v)
Claims under any Company employment, compensation, bonus, benefit, stock option, incentive compensation, restricted stock, restricted stock unit, and/or equity plan, program, policy, practice or agreement, including, without limitation, the Option Agreements, the Restricted Stock Unit Agreements, the Plan and the Company’s Executive Severance Plan.

(vi)	Any other Claim arising under other local, state or federal law.

(b)
Executive explicitly acknowledges that Executive has specific rights under the ADEA, which prohibits discrimination on the basis of age, and that the releases set forth in this section are intended to release any right that Executive may have to file a claim against the Company alleging discrimination on the basis of age.  Notwithstanding the foregoing, this Supplemental Release does not:

(i)	Release Company or any Company Party from any obligation expressly set forth in the Separation Agreement.

(ii)	Waive or release any legal claims to vested benefits under Company’s employee benefit plans, including Company’s 401(k) plan.

(iii)	Waive or release any legal claims which Executive may not waive or release by law, including obligations under workers’ compensation laws.

(iv)
Waive or release any legal claims to indemnification under the Indemnification Agreement dated as of June 10, 2021(the “Indemnification Agreement”) between Executive and Company or under Company’s director and officers’ insurance policies in effect from time to time.

(v)
Prohibit Executive from (i) filing a charge with, or participating in or assisting with an investigation or proceeding conducted by, any governmental, regulatory and/or administrative entity or agency (including the Securities Exchange Commission, the Equal Employment Opportunity Commission, and/or OSHA); (ii) filing and, including as provided for under Section 21F of the Securities Exchange Act of 1934 (and Regulation 21F thereunder), maintaining the confidentiality of, a claim with a governmental, regulatory and/or administrative entity or agency that is responsible for enforcing a law; or (iii) providing information to a governmental, regulatory and/or administrative entity or agency, or court, in response to compulsory legal process or as otherwise required by law or legal process or as permitted by Section 21F of the Securities Exchange Act of 1934 (Regulation 21F thereunder); provided, however, Executive waives the right to recover any personal damages or other personal relief based on any claim, cause of action, demand, lawsuit or similar that is waived pursuant to this Supplemental Release and brought by Executive or on Executive’s behalf by any third party, including as a member of any class or collective action, except that Executive does not waive any right to receive and fully retain any monetary award from a government administered whistleblower award program for providing information to a government agency, including but not limited to damages or relief that may be available to Executive pursuant to such a program under the Securities Exchange Act of 1934.

(c)
Executive acknowledges that Executive may later discover facts in addition to or different from those which Executive now believes to be true with respect to the matters released in this Supplemental Release.  Executive, however, agrees that Executive has taken that possibility into account in executing this Supplemental Release, and that the release in this Supplemental Release will remain in effect as a full and complete release for all claims existing as of the date Executive signs this Supplemental Release, notwithstanding the discovery or existence of additional or different facts.  Executive acknowledges and agrees that, but for providing this waiver and release, Executive would not be receiving the Separation Benefits provided to you under the terms of the Separation Agreement.

(d)
It is the Company’s desire and intent to make certain that Executive fully understands the provisions and effects of this Agreement.  To that end, Executive has been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Supplemental Release.  Consistent with the provisions of the ADEA and the OWBPA, the Company is providing Executive with twenty-one (21) calendar days in which to consider and accept the terms of this Supplemental Release.  Executive acknowledges that any obligation of the Company to provide Executive with the Separation Benefits under this Agreement and any other consideration set forth in this Agreement is expressly conditioned on Executive’s execution of this Supplemental Release without rescission.  Executive understands and agrees that with respect to any possible claim arising under the ADEA, Executive:

(i)	has had the opportunity to consider this Supplemental Release for a full twenty-one (21) calendar days before executing it (the “Review Period”);

(ii)	has carefully read and fully understands all of the provisions of this Supplemental Release;

(iii)	is, through this Supplemental Release, releasing the Company from any and all claims Executive may have against it;

(iv)	knowingly and voluntarily agrees to all of the terms set forth in this Supplemental Release;

(v)	knowingly and voluntarily intends to be legally bound by the terms of the Supplemental Release;

(vi)	was advised and hereby is advised in writing to consider the terms of this Supplemental Release and to consult with an attorney of Executive’s choice before executing this Supplemental Release;

(vii)	understands that rights or claims under the ADEA that may arise due to acts or omissions that occur after the date Executive executes this agreement are not waived; and

(viii)
understands that Executive may rescind Executive’s acceptance of this Supplemental Release within seven (7) calendar days after Executive’s acceptance of this Agreement.  Executive’s acceptance and rescission, respectively, will be effective only upon and at the time of hand delivery, or when postmarked and sent by certified mail, return receipt requested, to Lindsay Thompson’s attention at the address of the Company set forth above.  If Executive revokes this Agreement, all of its provisions shall be void and unenforceable.

(e)
Executive understands that Executive has the right to rescind your waiver of claims under the MHRA within fifteen (15) calendar days after Executive’s acceptance of this Supplemental Release.  Executive’s acceptance and rescission, respectively, will be effective only upon and at the time of hand delivery, or when postmarked and sent by certified mail, return receipt requested, to Lindsay Thompson’s attention at the address of the Company set forth above.  If Executive revokes or rescinds Executive’s waiver of claims under the MHRA, Executive understand that all other terms of this Supplemental Release shall remain in full force and effect.

Executive expressly acknowledges and agrees that, but for providing this Supplemental Release, Executive would not be receiving the consideration being provided to Executive under the terms of the Separation Agreement.

This Supplemental Release shall become effective on the eighth day after Executive signs it, so long as Executive has not exercised Executive’s right to revoke it, and such date is the “Supplemental Release Effective Date.”

EXECUTIVE

Michael McKenna